UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2016

GLOBAL VISION HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54050	27-2553082

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19200 Von Karman, 6th Floor, Irvine, CA		92612

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 281-6438
Registrant’s Fax Number, Including Area Code: (949) 281-3801

_________________________________________

(Former Address, Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 83, 2016, Global Vision Holdings, Inc. OTCQB: GVHIB, after extensive due diligence, has signed a Letter of Intent to acquire the business of North Delta Hospice and Palliative Services operating in Mississippi—providing hospice and palliative services. NDHP is a long-standing company that has achieved success and growth through a spectrum of health care services—operates multiple moratorium licenses, in the state of Mississippi. All medical equipment needs are in-house through its own division, offering a cost effective alternative to contracting out for equipment, and has an additional state waiver program license with no active census. NDHP is the only in-patient care facility in northern Mississippi, which gives them a niche among competing hospice agencies, including an established adult day care with a waiting list.

Glen Carnes, the CEO, is excited and confident that North Delta Hospice and Palliative Services will be the start of our long-term growth strategy into the Healthcare Industry.

Global Vision Holdings Inc. will continue to inform you of business developments, with mergers and acquisitions, as they arise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1 - Letter of Intent to acquire the business of North Delta Hospice and Palliative Services, dated September 28, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL VISION HOLDINGS, INC.

Date: October 11, 2016	By:	/s/ Glen W. Carnes
Name: Glen W. Carnes Title: Chief Executive Officer

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